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                                                                    Exhibit 99.2

Friday June 22, 3:08 pm Eastern Time

Press Release

Enviro-Clean of America Inc. Adds New Board Members
Dr. Kenneth Etra and Mr. Aladar Deutsch To Join Board of Directors

SAN ANTONIO--(BUSINESS WIRE)--June 22, 2001--Enviro-Clean of America Inc. (OTCBB:EVCL - news) today announced that the Board of Directors has voted unanimously to add Dr. Kenneth Etra and Mr. Aladar Deutsch as independent members of the Board of Directors.

Dr. Etra is a partner in one of the largest Ear Nose & Throat medical practices on Long Island, N.Y. Mr. Deutsch is President of Deutsch & Deutsch Inc. one of the largest jewelry chains in South Texas, with locations in Laredo, Brownsville and Houston, Texas.

Randall K. Davis stated, "We are fortunate to have Dr. Etra and Mr. Deutsch join our Board. Dr. Etra and his family are significant shareholders of Enviro-Clean and his experience of investing in private and public companies will be valuable for the Company as we complete the transformation from being a consolidator in the JanSan industry."

Mr. Davis continued, "Mr. Deutsch, who resides in Laredo, Texas, will be instrumental in exploring international opportunities in Mexico for Enviro-Clean. His experience in running a successful retail chain will help in our retail store subsidiary Cleaning Ideas Corp."

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.


_____________________________________________________

Contact:

     Enviro-Clean of America Inc., San Antonio
     Randall K. Davis, 210/293-1232 ext. 100
     randall@evclean.com